                                                                   EXHIBIT 10.53

                          PURCHASE AND SALE AGREEMENT



                                     among



                         HAMPDEN NURSING HOMES, INC.,
                                    Seller



                                      and



                               G&L HAMPDEN, LLC
                          HAMPDEN HOLDING GROUP, INC.
                                  Purchasers



                          Dated as of October 1, 1997

                               TABLE OF CONTENTS

                                                                            Page

     1.  Purchase and Sale..................................................  1

     2.  Purchase Price.....................................................  3

     3.  Permitted Exceptions and Quality of Title..........................  3

     4.  Closing Dates; Expenses............................................  3

     5.  Apportionments.....................................................  4

     6.  Title Insurance....................................................  4

     7.  Survey.............................................................  5

     8.  Due Diligence and Closing Documents................................  5

     9.  Representations and Warranties.....................................  8

     10. Covenants.......................................................... 12

     11. Broker............................................................. 13

     12. Condemnation and Destruction....................................... 13

     13. Default and Remedies............................................... 14

     14. Indemnification.................................................... 14

     15. No Personal Liability.............................................. 14

     16. Notices............................................................ 15

     17. Entire Agreement................................................... 16

     18. Amendments......................................................... 16

                                     -ii-

     19. Waiver............................................................. 16

     20. Assignment......................................................... 16

     21. Attorneys' Fees.................................................... 16

     22. Paragraph Headings................................................. 17

     23. Governing Law...................................................... 17

     24. Counterparts....................................................... 17

Exhibits
--------

A.   Description of the Land
B.   Permitted Exceptions
C.   Form of Deed
D.   Bill of Sale and General Assignment
E.   Form of Lease
F.   Amendment to Management Agreement

     PURCHASE AND SALE AGREEMENT (this "Agreement"), made as of October 1, 1997, between HAMPDEN NURSING HOMES, INC., a Massachusetts corporation ("Seller"), having an office at 161 Worcester Road, Framingham, Massachusetts 01701, G&L HAMPDEN, LLC, a Delaware limited liability company ("G&L"), having an office at 439 North Bedford Drive, Beverly Hills, California 90210 and HAMPDEN HOLDING GROUP, INC., a Massachusetts corporation ("HHG"; G&L and HHG are collectively called "Purchasers").


                             PRELIMINARY STATEMENT

     Seller owns three parcels of land in Hampden County, Massachusetts, as follows: (i) Mary Lyon Nursing Home, 34 Main Street, Hampden, improved with a 100 bed nursing home, (ii) Riverdale Gardens Rehabilitation and Nursing Center, 42 Prospect Avenue, West Springfield, improved with a 168 bed nursing home, and
(iii) Chestnut Hill Rehabilitation and Nursing Center, 32 Chestnut Street, East Longmeadow, improved with a 123 bed nursing home (collectively, the "Properties"). Seller will sell and Purchasers will acquire Seller's interest in the Properties on the terms and subject to the conditions set forth herein.

     1. Purchase and Sale; Lease. In consideration of the mutual covenants and agreements hereinafter set forth, and subject to the satisfaction of all conditions specified in this Agreement, Seller agrees to sell and convey to G&L on the First Closing Date hereinafter described, and G&L agrees to purchase from Seller, all of Seller's right, title and interest in and to:

          A. The parcels of land described in Exhibit A annexed hereto and made a part hereof (the "Land"), together with (i) all easements, rights of way, privileges, appurtenances and other rights pertaining thereto; (ii) all buildings, improvements and fixtures now or hereafter located thereon (collectively, the "Improvements"); (iii) all right, title and interest, if any, of Seller in and to any land lying in the bed of any street, road or avenue opened or proposed, public or private, in front of or adjoining the Land, to the centerline thereof, and all right, title and interest of Seller in and to any award made or to be made in lieu thereof and in and to any unpaid award for damage to the Land or the Improvements by reason of change of grade of any street (the Land, the Improvements and the other rights, improvements and property heretofore mentioned appurtenant thereto being hereinafter referred to as the "Real Property").

          B. All personal property located on the Real Property, including without limitation, beds, chairs, tables, storage closets, medical supplies and equipment, inventories of household goods such as paper towels and cleaning agents, towels and linens, draperies, rugs and other floor coverings, refrigerators, cooking utensils, stoves, plates, glass, silverware, computers and communication equipment (collectively, the "Personal Property"). Personal Property does not include inventory (such as food, supplies, medicines, and disposable equipment), any interest in the $385,000 reserve for potential Medicare/Medicaid charge-backs, deposits and advance payments relating to services to be provided to residents of the Improvements, trademarks, tradenames, books and records relating to Seller's business conduct at the Real Property (including but not limited to, ledgers, computer programs, licenses relating to the conduct of such business, data bases and printouts, records and lists of sources of supply), patient contracts and related records, medical books and records required for the operation of a nursing home, accounts receivable or retroactive payments due with respect to periods prior to the Closing, and amounts on deposit in any and all accounts maintained by or on behalf of Seller in connection with the operation of the Seller's business conducted at the Real Property.

          C. All assignable permits, licenses, approvals, guaranties, warranties, lease agreements, utility contracts or other rights relating to the ownership, use or operation of the Real Property (but not relating to the conduct of any particularly business therein) and all cash reserve accounts, including without limitation reserves for principal and interest on debt, maintenance and tax reserves, and operating reserves (the "Intangibles").

     The Real Property, the Personal Property and the Intangibles are hereinafter collectively referred to as the "Property".

     G&L will lease the Real Property and Personal Property to Seller and Seller will lease the Real Property and Personal Property from G&L under the terms of a lease (the "Lease") substantially in the form of Exhibit E hereto.

      In consideration of the mutual covenants and agreements hereinafter set forth, and subject to the satisfaction of all conditions specified in this Agreement, Seller agrees to sell and convey to HHG at a future date as herein provided ("Second Closing"), and HHG agrees to purchase from Seller, all of Seller's right, title and interest in and to all inventory (such as food, supplies, medicines, and disposable equipment), deposits and advance payments relating to services to be provided to residents of the Improvements, trademarks, tradenames, books and records relating to the Seller's business conducted at the Real Property (including but not limited to, ledgers, computer programs, licenses relating to the conduct of such business, data bases and printouts, records and lists of sources of supply), patient contracts and related records and accounts, medical books and records required for the operation of a nursing home, accounts receivable or retroactive payments due with respect to periods prior to the Closing, all rights of Seller under the Amended and Restated Loan and Security Agreement between Seller and HCFP Funding, Inc., subject to the rights of HCPF Funding, Inc., the $385,000 reserve for potential Medicare/Medicaid charge-backs, and all amounts on deposit in any and all accounts maintained by or on behalf of Seller in connection with the operation of the Seller's business conducted at the Real Property (collectively, the "Business Assets"). The Business Assets shall not include any of the Personal Property.

     Liabilities of Seller shall be allocated as follows, effective as of the First Closing Date: (a) liabilities created by or actually known (without independent investigation) to officers, directors and consultants of Seller (including without limitation Benjamin Cohen, Gerald Tulman and Paul Zelenkofske) and not relating to the operation of the Real Properties as nursing homes shall all remain with Seller; (b) liabilities arising out of the conduct of a business at the Real Property incurred prior to the First Closing Date are to be assumed by HHG pursuant to a separate assumption of liabilities which shall provide HHG with the benefits of certain insurance of Seller; and (c) liabilities arising out of the conduct of a business at the Real Property incurred after the First Closing Date (other than liabilities arising out of executory contracts relating to the provision of services after the Closing, all of which shall be assumed by HHG) shall be indemnified against, as between G&L and Seller, by G&L, and ultimately assumed by HHG; HHG's payment and performance of its assumed obligation of Seller will be unconditionally guaranteed by Iatros Health Network, Inc. pursuant to a separate guarantee agreement.

     2. Purchase Price. The purchase price for the Properties (the "Purchase Price") is $20,042,000 payable at the Closing hereinafter referred to. It is the intention of the parties that the foregoing Purchase Price (consisting of G&L's cash, bond reserves and credits will result in Seller having $250,000 in cash remaining after redemption of bonds as contemplated in paragraph 6.C. In addition, G&L shall pay to or upon the written direction of Seller, the sum of $10,000 per month for three months, payable October 31, 1997, November 28, 1997 and December 31, 1997.

     3.   Permitted Exceptions and Quality of Title.

          A. The Real Property shall be sold, and title thereto is to be conveyed, subject only to those matters listed on Exhibit B (collectively, the "Permitted Exceptions").

          B. Title to the Real Property shall be insurable, subject to Permitted Exceptions, by Chicago Title Insurance Company (the "Title Company") at its regular rates, all as more fully described in Paragraph 6 hereof.

          C.   The Personal Property shall be transferred to G&L.

          D.   Title to the Intangibles shall be transferred to G&L.

     4.   Closing Dates; Expenses.

          A. The closing for the purchase and sale of the Property (the "First Closing ") shall take place at 9:00 A.M. at the offices of Day, Berry & Howard, 260 Franklin Street, Boston, Massachusetts or at such other location as may be mutually agreed in writing, on October 23, 1997 or on such other date as may be mutually agreed upon in writing by Seller and Purchaser (the "Closing Date"), but in no event later than October 31, 1997.

          B. The Purchase Price shall be paid on the First Closing Date by wire transfer of immediately available federal funds through an escrow with the Title Company.

          C. TIME SHALL BE OF THE ESSENCE AS TO EACH PARTY'S OBLIGATIONS HEREUNDER.

          D. Certain costs and expenses of the transactions contemplated hereby shall be borne as follows whether or not the transactions contemplated by this Agreement are completed:

          (i)  Seller shall bear the costs of its legal counsel.

          (ii) G&L shall bear the costs of (a) the Engineering Report, the Appraisal, the Phase I Report, the Survey, the Title Policy and its other due diligence expenses, (b) recording fees, (c) its legal counsel, and (d) all other customary closing expenses, including the Title Company's escrow fees.

     All such expenses will be paid at or prior to the First Closing.

     The closing for the purchase and sale of the Business Assets (the "Second Closing") shall take place, if at all, at 9:00 A.M. at the offices of Posternack, Blankstein & Lund, 100 Charles River Plaza, Boston, Massachusetts or at such other location as may be mutually agreed in writing, on date as may be mutually agreed upon in writing by Seller and Purchaser (the "Second Closing Date"), but in no event later than January 31, 1998. The purchase price for the Business Assets shall be $100, payable in cash at the Second Closing. If HHG has not obtained all necessary regulatory approvals to operate the Real Properties as nursing homes by January 31, 1998, HHG shall not be obligated hereunder but the time for closing shall be extended to April 30, 1998 and the purchaser of the Business Assets will be another entity which shall have become the lessee of the Real Properties. If the Second Closing has not occurred by April 30, 1998, G&L shall have a continuing option to purchase the Business Assets for $100, which option shall be freely assignable by G&L.

     5.   Apportionments.

     There shall be no apportionment of taxes, insurance or utilities.

     6.   Title Insurance.

          A. G&L shall obtain a current title insurance commitment for the Real Property (the "Title Commitment") together with legible copies of each document shown therein as an exception. The Title Commitment shall contemplate the issuance, at the Closing, of an owner's and mortgagee's title insurance policies, ALTA current Form, for the Real Property in the amount of the Purchase Price (the "Title Policy"). During the Due Diligence Period (as defined in clause (iii) of Paragraph 8A), G&L shall determine whether the Title Commitment is acceptable. If, at or before the end of the Due Diligence Period, G&L does not object in writing to Seller to the Title Commitment, it will be deemed acceptable to G&L. If the Title Commitment is acceptable or deemed acceptable to G&L, then the exclusions and exceptions set forth therein, except for any that Seller is obligated to remove pursuant to Paragraph 6C, shall be considered Permitted Exceptions for purposes of this Agreement. If the Title Commitment is objected to in writing and such objection is not removed at or prior to the expiration of the Due Diligence Period, G&L may terminate this Agreement by notice to Seller prior to the end of the Due Diligence Period, in which case no party shall have any further claim hereunder.

          B. If the Title Commitment or any title report discloses bankruptcies, tax liens or other adverse matters affecting persons having names the same as or similar to that of Seller, Seller, on request, shall deliver to G&L affidavits showing that such matters do not or will not affect Seller. Seller also shall deliver customary affidavits, undertakings and documentary evidence required by the Title Company to eliminate the standard printed exceptions for parties in possession and mechanic's liens and, without material expense or liability to Seller, the exclusion from coverage for creditors' rights issues.

          C. G&L agrees to cause GLN Capital Company and The Bank of New York, as trustee, to deliver into escrow with the Title Company releases of mortgages held by such entity with instructions to record the releases upon payment of $22,421,081.26 in respect of the obligations secured by such mortgages.

     7.   Survey.

     To the extent in Seller's possession, Seller shall cause to be furnished to G&L and the Title Company as promptly as possible maps or plats of surveys (the "Survey") for the Real Property.

     8.   Due Diligence and Closing Documents.

          A. (i) G&L and its experts have had the right to visit the Real Property from time to time and to inspect Seller's books and records relating to the ownership and operation of the Real Property, all licenses, permits, records, reports and the like relating to the operation of the Real Property. G&L agrees to indemnify and hold Seller harmless from all loss, cost and damage arising out of the actions of G&L and its experts during such visits, which indemnity shall survive the Closing or the termination of this Agreement for a period of one year. Seller acknowledges that at the date of deliver of this Agreement, G&L has no liability under this paragraph.

          (ii) Without limiting the generality of G&L's rights to inspect and evaluate the Real Property and Seller's books and records relating thereto, G&L shall be entitled to obtain the following, the costs of which will be borne as set forth in Paragraph 4D:

          (a) A fee simple and leased fee appraisal of the Real Property (the "Appraisal");

          (b) A Phase I environmental site assessment report (the "Phase I Report"); and

          (c) A structural engineering report (the "Engineering Report") covering the structural integrity of the Improvements, the condition of installed systems, compliance with applicable codes, laws, ordinances, rules and regulations, and such other matters as G&L may reasonably specify.

          (iii) G&L shall have a due diligence period (the "Due Diligence Period") within which to satisfy itself with respect to the Appraisal, the Phase I Report, the Engineering Report, the Survey, the Title Commitment, and may terminate this Agreement by written notice to Seller at any time during such Due Diligence Period on account of matters disclosed in those documents. It is anticipated that Seller shall have delivered to G&L all documents and information contemplated by this Agreement (except conveyancing documents and
the Title Policy) at the time of executing this Agreement.   The Due Diligence
Period shall expire on the Closing Date. If G&L shall not have objected in writing to any of such documents, information or matters concerning the Property at or before the end of the Due Diligence Period, they shall be deemed approved by G&L.

          B. At or before the First Closing, Seller, at its sole cost and expense, shall deliver to G&L the following with respect to the Property:

          (i) (a) good and sufficient quitclaim deeds in the form attached hereto as Exhibit C (the "Deed"), so as to convey to G&L insurable fee simple absolute title to the Real Property, free and clear of all liens and encumbrances other than Permitted Exceptions, which Deed shall be in recordable form, duly executed and acknowledged; (b) a bill of sale and general assignment substantially in the form of Exhibit D annexed hereto (the "Bill of Sale"), so as to transfer to G&L title to the Personal Property and Intangibles, (c) three counterparts of the Lease executed by Seller, (d) three counterparts of the Amendment to Management Agreement executed by Seller, and (e) such documents in form and substance reasonably satisfactory to G&L's counsel as shall be necessary to transfer the Property;

          (ii) to the extent in the possession of Seller, all final inspection reports issued by the appropriate governmental authorities, including permanent certificates of occupancy, and copies of all building permits, for the Improvements;

          (iii) to the extent not theretofore delivered and in the possession of Seller, all (a) original licenses and permits pertaining to the Property and which may be required for the use or occupancy thereof (exclusive of licenses and permits required for the conduct of a particular business on the Real Property), and (b) for the period from January 1, 1994 to date, copies of records and other documents pertaining to the operation and maintenance of equipment or building components of the Property.

          (iv) to the extent in the possession of Seller, all assignable guaranties and warranties which Seller has received in connection with any work or services performed, or to be performed, with respect to equipment or building components installed in the Property;

          (v) copies of all existing soils and hydrology reports, environmental assessments, engineering or other inspection reports (other than appraisals) relating to the Real Property and in Seller's possession;

          (vi) an executed Affidavit of Non-Foreign Status, in form reasonably acceptable to G&L, certifying that Seller is not a foreign person pursuant to
Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder;

          (vii) copies of all plans, specifications, engineering drawings and the like for the Improvements in the possession of Seller;

          (viii) an assignment and assumption of liabilities consistent with paragraph 1 hereof, together with a release of G&L of all claims and liabilities other than as expressly assumed by G&L in such assignment and assumption agreement; and

          (ix) such other documents as may be reasonably required to comply with Seller's obligations under this Agreement.

          C. At the First Closing, G&L and HHG shall deliver or cause to be delivered to Seller the following, each document hereafter mentioned to be in form and substance reasonably satisfactory to Seller's attorneys:

          (i)    the Purchase Price;

          (ii)   three counterparts of the Lease executed by G&L;

          (iii) an assignment and assumption of liabilities consistent with paragraph 1 hereof, together with a release of Seller of all claims and liabilities other than as expressly assumed by Seller in such assignment and assumption agreement; together with Iatros' guaranty of HHG's assumption obligations.

          (iv) three counterparts of the Amendment to Management Agreement executed by the manager thereunder; and

          (v) such other documents as may be reasonably required to comply with G&L's obligations under this Agreement.

          D. At the Second Closing, HHG or G&L's designee, shall deliver to Seller $100 in cash; and Seller shall deliver to HHG, or G&L's designee, shall deliver to Seller bills of sale, assignments, and such other documents as may be reasonably required to comply with Seller's obligations hereunder, all in form and substance reasonably satisfactory to HHG, or G&L's designee.

     9.   Representations and Warranties.

          A. Benjamin Cohen and Gerald Tulman, in the capacities as officers of Seller (collectively, "Principals"), represent and warrant to Purchasers that:

          (i) To the actual knowledge of the Principals without investigation, the Principals have not received any written notice of any violation of any ordinance, regulation, law, statute, building code, zoning ordinance or environmental laws pertaining to the Property or any portion thereof or of any pending zoning change or special assessment pertaining to the Property;

          (ii) To the actual knowledge of the Principals without investigation, the Principals have not received any written notice from any insurance company of any defects or inadequacies in the Property or any part thereof which would adversely affect the insurability of the Property or the premiums for the insurance therefor;

          (iii) To the actual knowledge of the Principals without investigation, the Principals have not received any written notice that the Property is listed or proposed for listing or threatened to be listed on the National Priorities List by the Environmental Protection Agency or on any such similar list in the Commonwealth of Massachusetts relating to abandoned or uncontrolled hazardous waste sites, and there have been no discussions directly between the Principals or to the Principal's actual knowledge without investigation, Seller or its agents, and state or federal officials concerning the possibility of such listings;

          (iv) To the actual knowledge of the Principals without investigation, the Principals have not received any written notice that there has been any unlawful contamination (including any disposal, discharge, deposit, injection, dumping, leaking, spilling, placing or escape) of any hazardous substance, pollutant or contaminant (as those items are defined under 42 U.S.C.
Section 9601) on, in, under or from the Property;

          (v) To the actual knowledge of the Principals without investigation, there is currently no action, suit or proceeding pending, nor have the Principals received written notice of any threatened action, suit or proceeding, which would result in a condemnation of the Property or any portion thereof or which would affect the access to the Property or the utilities presently serving the Property; and

          (vi) To the actual knowledge of the Principals without investigation, the Principals have not received any written notice of any pending changes in zoning of the Property or any zoning actions affecting access to the Property from dedicated roadways or of any citation for violation of any building, fire, health, zoning or other governmental requirement which has not been corrected by Seller.

          B.     Seller represents and warrants to Purchasers that:

          (i) Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder;

          (ii) Seller has not executed any lease with respect to any part of the Property and/or any part of the Business Assets;

          (iii) Seller has not granted any option or other right to purchase any part of the Property and/or any part of the Business Assets to any person which has not been terminated;

          (iv) Seller (a) is a corporation duly organized and validly existing under the laws of Massachusetts, and (b) has full power, authority and legal right to execute and deliver this Agreement and to perform and observe the terms and conditions of this Agreement;

          (v) The execution of this Agreement by Seller and Seller's observance and performance of all of its covenants and obligations hereunder do not, to the knowledge of Seller, contravene any judgement, order or provision of any law or any agreement binding upon Seller;

          (vi) Each person signing this Agreement on behalf of Seller is duly and validly authorized to do so;

          (vii)  Title to Assets.  Seller has, and will transfer to HHG on the
                 ---------------
Second Closing Date, good, clear, merchantable title to all of the Seller's Business Assets;

          (viii) Regulatory Filings. Attached hereto as Schedule 9(B)(viii) are
                 ------------------                     -------------------
copies of all of the reports and forms filed with the Massachusetts Division of Health Care Finance and Policy (formerly the Rate Setting Commission) by the Seller's Business or its predecessor(s) since December 31, 1993 and of all of the inspection reports made by the Agency or any other federal, state or local agency regarding the Seller's Business, Seller's Business Assets and the nursing homes located on the Real Property since December 31, 1994, on Seller's behalf by OHI Corporation d/b/a Oasis Healthcare ("Oasis"). All rate setting commission forms and filings, all inspection reports, Personal Trust Accounts (also called Patient's Personal Needs Accounts) and other similar reports attached hereto and/or provided to HHG are true, accurate and complete, with the exception of those prepared on Seller's behalf by Oasis as to which Seller makes no representation or warranty;

          (ix)   No Conflict.  The execution and delivery of this Agreement and
                 -----------
the performance of the transactions contemplated hereby does not, and will not, constitute a violation of, and is not, and will not be, a default under or conflict with the terms of (i) the charter documents or by-laws of Seller, or
(ii) any contract, lease, indenture, agreement, order, judgment or decree to which Seller is a party or by which it is bound or to which any of the Seller's Business Assets being transferred hereunder are subject, and does not, and will not, violate or constitute a default under any statute, rule, regulation, order, or ordinance of any governmental, judicial or arbitral body; and

          (x)    Disclosure.  No representations or warranties by Seller in this
                 ----------
Agreement, nor any written statement or certificate furnished or to be furnished by Seller pursuant to this Agreement, or in connection with the transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or fails to state a statement of material fact, which omission or failure makes such statement or certificate misleading or untrue.

          C. Except as otherwise provided above, all of the representations and warranties of Seller set forth herein and elsewhere in this Agreement shall be true upon the execution of this Agreement, shall be deemed to be repeated at and as of each Closing Date and shall expire 90 days after each Closing Date insofar as they pertain to Property and/or Business Assets sold, transferred, and conveyed at such Closing. Notwithstanding the foregoing, if any Purchaser has actual knowledge of the inaccuracy of any of Seller's representations and warranties and such Purchaser nonetheless proceeds with any Closing hereunder, then Seller shall not be liable for such inaccuracies after the Closing.

          D. Without limiting any of the rights of G&L elsewhere provided for in this Agreement, it is agreed that the obligation of G&L to close title under this Agreement is conditioned upon the accuracy in all material respects at that time of all of Seller's warranties and representations and the due compliance in all material respects by Seller with all of its obligations under this Agreement. If, on or before the Closing Date, any of Seller's representations or warranties are untrue in any material respect or Seller has not complied in any material respect with any of its obligations under this Agreement, then Purchaser shall notify Seller of such fact and Seller may postpone the Closing (not beyond October 31, 1997) to provide time, if Seller chooses, to cure the defect. If the defect is incurable or not cured by October 31, 1997, G&L may elect to terminate this Agreement by notice given to Seller, and thereafter neither party shall have any liability to the other party hereunder.

          E.     G&L represents and warrants to Seller that:

          (i) G&L (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has full power to engage in the transactions contemplated hereby, and (c) has full power, authority and legal right to execute and deliver this Agreement and to perform and observe the terms and conditions of this Agreement and other documents delivered by it to Seller at the Closing and to consummate the transaction contemplated hereby; and

          (ii) Each person signing this Agreement on behalf of G&L is duly and validly authorized to do so.

          F. All of the representations and warranties of G&L set forth herein shall be true upon the execution of this Agreement and shall be deemed to be repeated at and as of the Closing Date and shall expire 90 days after the Closing Date.

          G. Without limiting any of the rights of Seller elsewhere provided for in this Agreement, it is agreed that the obligation of Seller to close title under this Agreement is conditioned upon the accuracy in all material respects at the time of all of G&L's warranties and representations and the due compliance by Purchaser with all of its obligations under this Agreement.

          H.     HHG's Warranties and Representations.  HHG represents and
                 ------------------------------------
warrants and agrees with Seller as follows:

                 (a) Organization and Existence.  HHG has all requisite power to
                     --------------------------
          conduct its business and perform the transactions contemplated hereby, and is, and on the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

               (b) Authorization.  This Agreement and the transactions
                   -------------
          contemplated hereby by HHG have been or will be duly and validly authorized and approved by all persons whose authority and approval are required.

               (c) No Conflict.  The execution and delivery of this Agreement
                   -----------
          and the performance of the transactions contemplated hereby do not, and will not, constitute a violation of, and are not, and will not be, a default under or conflict with the terms of any applicable organizational documents of HHG, or any contract, lease, indenture, agreement, order, judgment or decree to which HHG is a party or by which they are bound and do not, and will not, to the best of HHG's knowledge, violate or constitute a default under any statute, rule, regulation, order or ordinance of any governmental, judicial or arbitral body.

               (d) Disclosure.  No representations or warranties by HHG in this
                   ----------
          Agreement, nor any written statement or certificate furnished, or to be furnished by HHG pursuant to this Agreement, or in connection with the transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or fails to state a statement of material fact, which omission or failure makes such statement or certificate misleading or untrue.

          I. Property and the Business Assets shall be conveyed and accepted "AS IS." "AS IS" means, without limitation: AS IS physical condition (both as to property defects seen and unseen and conditions natural or artificial), AS IS with respect to all documents, agreements, restrictions, leases and covenants to which the Property is subject which have been disclosed by Seller to G&L or disclosed on the Title Commitments and AS IS with respect to all laws, ordinances, rules and regulations to which the Property is subject under any applicable government or regulatory jurisdiction. Notwithstanding anything herein to the contrary, nothing in this Agreement shall diminish G&L's right to rely upon Seller's representations and warranties contained in this Agreement, nor Purchaser's remedies for a breach thereof.

     10.  Covenants.  Seller covenants that:

          (i) Between the date hereof and the Closing Date, Seller will not modify, cancel, extend or otherwise change in any manner any of the terms, covenants or conditions of any agreements affecting the Property or enter into any leases of space in the Real Property or any other agreements binding upon G&L and affecting the Property, without the prior written consent of G&L, which consent shall not be unreasonably withheld or delayed;

          (ii) Between the date hereof and the Closing Date, Seller will not enter into any service contract or any other agreement in respect of the Property other than routine utility agreements, without the prior written consent of G&L, which consent shall not be unreasonably withheld or delayed, unless such contract or agreement does not bind Purchaser or run with the Land;

          (iii) Between the date hereof and the Closing Date, Seller will not cancel or reduce the amount or type of coverage of the insurance policies on the Real Property (unless replaced by an insurance policy provided by an insurance company reasonably satisfactory to G&L); and

          (iv) After the Closing Date, Seller shall cooperate with G&L in supplying information and documents as required by Nomura Asset Capital Corporation in connection with a loan secured in part by the Property.

     11. Broker. Purchaser and Seller represent and warrant to each other that they have had no dealings with respect to this transaction with any broker, firm or salesman, or any other person or corporation.

     12.  Condemnation and Destruction.

          A. In the event any portion of the Improvements should be damaged or destroyed by fire or other insured casualty estimated to cost less than $100,000 to repair, the Closing will proceed as scheduled without adjustment to Purchase Price, and Seller shall make timely claims under all applicable insurance policies, assign such claims to Purchaser and cooperate with reasonable requests in obtaining payment of such claims. In the event all or any portion of the Improvements should be damaged or destroyed by fire or other casualty estimated in the case of insured risks to cost $100,000 or more to repair or in the case of uninsured risk estimated to cost $5,000 or more to repair, in either case prior to the Closing Date, G&L may, at G&L's sole option, elect to either:

          (i)    terminate this Agreement as to the affected parcel; or

          (ii) close under this Agreement without reduction in the Purchase Price and require Seller to assign to G&L at Closing all insurance proceeds payable for such damage and pay to G&L the amount of any deductible under the insurance policy.

          B. In the event that any portion of the Real Property should be condemned prior to the Closing, G&L may, at G&L's sole option, elect either to:

          (i)    terminate this Agreement as to the affected parcel; or

          (ii) close under this Agreement without reduction in the Purchase Price and require Seller to assign to G&L at Closing all condemnation proceeds payable as a result of such condemnation or sale in lieu thereof.

     13.  Default and Remedies.

          A. Seller and Purchasers hereby agree that in the event of a default under this Agreement by Seller, payment of damages will be inadequate to compensate Purchasers for their losses. Seller and Purchasers further agree that in the event of a default by Seller, specific performance of the terms of this Agreement or termination (at the sole election of G&L) of this Agreement shall be the only remedies available to Purchasers.

          B. Seller and Purchasers hereby agree that in the event of a default under this Agreement by either Purchaser, payment of damages will be inadequate to compensate Seller for its losses. Seller and Purchasers further agree that in the event of a default by either Purchaser, specific performance of the terms of this Agreement as to the defaulting Purchaser or termination of this Agreement shall be the only remedies available to Seller.

     14.  Indemnification.

          A. Seller hereby agrees to defend, indemnify and hold Purchasers harmless from and against all losses, damages, costs and expenses, including, without limitation, reasonable legal fees and disbursements, incurred by either Purchaser subsequent to the date of this Agreement and within 90 days after the First Closing by reason of any claims made against either Purchaser or others relating to the liabilities allocated to Seller under paragraph 1 hereof, but excluding from this indemnity any losses, damages and expenses due to the indemnitee's acts or wrongful failure to act. In no event shall Seller be liable for indirect, consequential or punitive damages or for lost profits.

          B. G&L hereby agrees to defend, indemnify and hold Seller harmless from and against all losses, damages, costs and expenses, including, without limitation, reasonable legal fees and disbursements, incurred by Seller subsequent to the date of this Agreement and within 90 days after the Closing by reason of any claims made against Seller or others relating to the Property and arising from acts, occurrences or matters that took place or were claimed to have taken place after the First Closing hereunder but excluding from this indemnity any losses, damages and expenses due to Seller's acts or wrongful failure to act. In no event shall G&L be liable for indirect, consequential or punitive damages or for lost profits.

     15.  No Personal Liability.

          The parties agree that neither the partners, directors, officers, trustees, beneficiaries, employees nor agents of either party have any personal obligation hereunder, and that neither party shall seek to assert any claim or enforce any rights hereunder against such partners, directors, officers, trustees, beneficiaries, employees, or agents of the other party.

     16.  Notices.

          All notices, demands, requests, approvals or consents made pursuant to, under or by virtue of this Agreement must be in writing and mailed to the party to which the notice, demand, request, approval or consent is being sent by certified or registered mail, return receipt requested, or by overnight courier delivery, addressed as follows, or at such other address as such party may designate by notice to the other party;

To Seller:        Hampden Nursing Homes, Inc.
                  161 Worcester Road
                  Framingham, MA 01701
                  Attention: Mr. Gerald Tulman

With a copy to:   Smith, Gambrell & Russell, LLP
                  Promenade II, Suite 3100
                  1230 Peachtree Street, N.E.
                  Atlanta, GA 30309
                  Attention: Stanley G. Brading, Jr., Esq.

To G&L:           G&L Hampden, LLC
                  c/o G&L Realty Corp.
                  439 North Bedford Drive
                  Beverly Hills, CA 90210
                  Attention: Mark H. Hamermesh, Senior Vice President

With a copy to:   Day, Berry & Howard
                  260 Franklin Street
                  Boston, Massachusetts 02110
                  Attention:  Lewis A. Burleigh, Esq.

To HHG:           Hampden Health Group, Inc.
                  c/o Iatros Health Network, Inc.

                  Ten Piedmont Center, Suite 400
                  Atlanta, GA 30305

With a copy to:   Posternack, Blankstein & Lund
                  100 Charles River Plaza
                  Boston, MA 02110
                  Attention: Gerald Billow, Esq.

          Any notice, demand, request, approval or consent given in accordance with the provisions of this Paragraph 16 shall be effective on the date of receipt or delivery or when proper delivery is refused by the addressee.

     17.  Entire Agreement.

          This Agreement contains all of the terms agreed upon between the parties with respect to the subject matter hereof.

     18.  Amendments.

          This Agreement may not be changed, modified or terminated, except by an instrument executed by the parties hereto who are or will be affected by the terms of such instrument.

     19.  Waiver.

          No waiver by either party of any failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

     20.  Assignment.

     This Agreement shall benefit and bind Seller and G&L and their respective successors and assigns. G&L shall have the right, without releasing G&L from any of its obligations under this Agreement, by giving notice to Seller, at least 1 day before the Closing Date, to assign this Agreement or to have Seller convey, assign and transfer the Property in accordance with this Agreement, to any person who is owned, directly or indirectly, in excess of 50% by Purchaser, and is controlled, directly or indirectly, by Purchaser, provided that such assignment will not relieve Purchaser of any of its liabilities or obligations hereunder. G&L shall also have the right to cause the assignment of HHG's rights hereunder to another person after January 31, 1998 in accordance with paragraph 4 hereof.

     21.  Attorneys' Fees.

     If any party commences an action against any other to enforce any of the terms of this Agreement or because of the breach by any party of any of the terms hereof, the losing or defaulting party shall pay to the prevailing party its reasonable attorneys' fees, costs and expenses actually incurred in connection with the prosecution or defense of such action.

     22.  Paragraph Headings.

     The headings of the various paragraphs of this Agreement have been inserted only for the purposes of convenience, and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

     23.  Governing Law.

     This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

     24.  Counterparts.

     This Agreement may be executed in one or more counterparts and each party may execute a separate counterpart, each of which shall be an original, and all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written and shall take effect as an instrument under seal.


                         SELLER:

                              HAMPDEN NURSING HOMES, INC.


                              By:_______________________________
                                 Name:
                                 Title:


                         PURCHASERS:

                              G&L HAMPDEN, LLC

                              By: G&L Hampden, Inc., Manager


                              By: /s/ Mark H. Hamermesh
                                 ________________________________
                                 Name: Mark H. Hamermesh
                                 Title: Senior Vice President

                              HAMPDEN HOLDING GROUP, INC.


                              By:_________________________________
                                    President


The Principals have executed this Agreement to confirm the representations and warranties made by them in paragraph 9 in their capacities as officers of the
Seller:

     /s/  Benjamin Cohen                      /s/    Gerald Tulman
     ________________________                ____________________________
          Benjamin Cohen                             Gerald Tulman